Bandwidth Announces Third Quarter 2025 Financial Results
Exceeded revenue and profitability guidance ranges
Solid revenue growth fueled by core voice usage and software

October 30, 2025

Conference Call
Bandwidth will host a conference call to discuss financial results for the third quarter ended September 30, 2025 on October 30, 2025. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the call.

Raleigh, NC - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the third quarter ended September 30, 2025.
“Innovation and disciplined execution continue to define Bandwidth’s performance,” said David Morken, CEO of Bandwidth. “We helped enterprises move from experimenting with AI to deploying it at scale, launched new intelligent services on our cloud platform and closed a record number of million-dollar-plus deals for mission-critical communications. These results show how we are delivering real AI-powered value today, while charting the future of secure, trusted customer engagement.”

Third Quarter 2025 Financial Highlights
The following table summarizes the condensed consolidated financial highlights for the three and nine months ended September 30, 2025 and 2024 ($ in millions).

Conference Call Details
October 30, 2025
8:00 am ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through November 6, 2025 by dialing 877-344-7529 or
412-317-0088 for international callers, and entering passcode 9320253.

Investor Contact
Sarah Walas
Bandwidth
919-504-6585
ir@bandwidth.com
	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$192	$194	$546	$539
Gross Margin	38%	38%	40%	38%
Non-GAAP Gross Margin (1)	58%	58%	58%	57%
Net (loss) income	$(1)	$0	$(10)	$(5)
Adjusted EBITDA (1)	$24	$24	$68	$59
Net cash provided by operating activities	$22	$20	$51	$47
Free cash flow (1)	$13	$14	$25	$28

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“Our solid third quarter performance led by growing momentum in Voice AI, our increasing mix of software-driven revenue, and our sharp execution led us to raise our full year Adjusted EBITDA outlook to approximately $91 million,” said Daryl Raiford, CFO of Bandwidth. “AI is not a standalone product for Bandwidth — it’s embedded across our cloud platform and integral to the services our customers use every day. Looking to 2026, we expect growth in Voice and Voice AI offerings, higher software revenue, and a strong political messaging season to drive us toward our medium-term financial targets.”

Third Quarter Customer and Operational Highlights
•A longtime digital commerce customer expanded their business with Bandwidth to power a nationwide AI voice system, using our Maestro platform and AI-optimized edge infrastructure to deliver natural ordering and real-time insights at scale.
•A leading transportation and logistics provider chose Bandwidth’s Trust Services and Number Reputation Management to modernize their communications stack and improve answer rates.
•A growing property-management software company selected Bandwidth as its unified platform for voice and messaging, migrating 300,000 numbers, adopting Genesys Cloud with our BYOC (Bring Your Own Carrier) model, and leveraging our APIs for transcription and call recording to drive their communications transformation.
•A financial services firm managing $2 trillion in assets used Bandwidth to migrate its on-premises call center to the cloud, leveraging Maestro to seamlessly orchestrate complex, compliance-driven call flows in a hybrid environment.
•A credit union serving employees of a U.S. government space administration utilized Bandwidth to integrate Microsoft Teams with Five9 and Pindrop for a new cloud contact center, highlighting our multi-vendor flexibility and freedom-of-choice strategy.
•At Reverb25, we announced the next chapter of Bandwidth’s AI and software strategy, Bandwidth AI, giving enterprises flexible paths to integrate conversational AI into their communications and making cloud communications more intelligent, automated, and trusted.
◦Innovations like the AI Receptionist and AI Activation Agent are transforming how enterprises engage customers and streamline operations through intelligent automated communications.
◦Our expanded Trust Services and Number Reputation Management safeguard call performance and combat spoofing and fraud, elevating cloud communications with embedded trust and authenticity.

Financial Outlook
Bandwidth is providing guidance for the full year 2025 as follows (in millions) based on current indications for its business, which are subject to change.
For the full year 2025, Bandwidth’s revenue guidance projects 9 percent to 11 percent year-over-year growth when adjusting for the expected cyclical reduction in political campaign messaging activity, which resulted in revenue of approximately $62 million in 2024.

Full Year 2025 Guidance
Revenue	$747 - $760
Adjusted EBITDA	$89 - $92

Bandwidth has not reconciled full year 2025 guidance related to Adjusted EBITDA to GAAP net income or loss, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Upcoming Investor Conference
•Wells Fargo TMT Summit in Rancho Palos Verdes, CA. Investor meetings hosted by Daryl Raiford, Chief Financial Officer and John Bell, Chief Product Officer on Tuesday, November 18, 2025.
•Needham Tech Week virtual investor meetings hosted by John Bell, Chief Product Officer on Monday, November 24, 2025.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere. For more information, visit www.bandwidth.com.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter and year ending December 31, 2025, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to successfully leverage the use of artificial intelligence in our business operations and in our service offerings, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharges.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Revenue	$191,895	$193,883	$546,149	$538,518
Cost of revenue	118,097	120,749	329,175	335,071
Gross profit	73,798	73,134	216,974	203,447
Operating expenses
Research and development	33,008	30,171	95,389	87,215
Sales and marketing	24,702	26,285	75,976	81,490
General and administrative	18,096	17,576	56,052	52,130
Total operating expenses	75,806	74,032	227,417	220,835
Operating loss	(2,008)	(898)	(10,443)	(17,388)
Other (expense) income	(1,514)	577	(1,684)	11,358
Loss before income taxes	(3,522)	(321)	(12,127)	(6,030)
Income tax benefit	2,281	734	2,215	1,265
Net (loss) income	$(1,241)	$413	$(9,912)	$(4,765)

Net (loss) income per share
Basic	$(0.04)	$0.02	$(0.33)	$(0.18)
Diluted	$(0.04)	$0.01	$(0.33)	$(0.18)

Weighted average number of common shares outstanding
Basic	30,278,516	27,374,367	29,721,404	26,983,931
Diluted	30,278,516	28,615,520	29,721,404	26,983,931

Bandwidth recognized total stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Cost of revenue	$542	$352	$1,597	$1,123
Research and development	5,622	4,606	16,703	14,606
Sales and marketing	1,799	1,744	5,940	6,014
General and administrative	4,365	4,747	14,208	13,405
Total	$12,328	$11,449	$38,448	$35,148

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of September 30,	As of December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$73,373	$81,812
Marketable securities	6,999	1,975
Accounts receivable, net of allowances	93,390	86,455
Deferred costs	4,595	3,729
Prepaid expenses and other current assets	14,653	13,841
Total current assets	193,010	187,812
Property, plant and equipment, net	176,097	176,823
Operating right-of-use asset, net	152,612	153,601
Intangible assets, net	143,467	145,355
Deferred costs, non-current	3,248	4,355
Other long-term assets	7,858	3,977
Goodwill	357,043	317,243
Total assets	$1,033,335	$989,166
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$34,380	$28,362
Accrued expenses and other current liabilities	85,221	101,819
Current portion of deferred revenue	8,386	7,031
Operating lease liability, current	3,655	3,111
Current portion of convertible senior notes	7,617	—
Total current liabilities	139,259	140,323
Other liabilities	610	576
Operating lease liability, net of current portion	221,059	219,191
Deferred revenue, net of current portion	5,860	7,955
Deferred tax liability	26,510	27,304
Convertible senior notes	247,293	281,284
Total liabilities	640,591	676,633
Stockholders’ equity:
Class A and Class B common stock	31	29
Additional paid-in capital	475,353	435,927
Accumulated deficit	(81,326)	(71,414)
Accumulated other comprehensive loss	(1,314)	(52,009)
Total stockholders’ equity	392,744	312,533
Total liabilities and stockholders’ equity	$1,033,335	$989,166

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(9,912)	$(4,765)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	39,658	37,138
Non-cash reduction to the right-of-use asset	2,472	2,759
Amortization of debt discount and issuance costs	1,054	1,332
Stock-based compensation	38,448	35,148
Deferred taxes and other	(1,056)	(4,249)
Gain on sale of intangible asset	—	(1,000)
Net gain on extinguishment of debt	(1,082)	(10,267)
Changes in operating assets and liabilities:
Accounts receivable, net of allowances	(5,930)	(21,318)
Prepaid expenses and other assets	(4,767)	2,482
Accounts payable	5,630	(11,940)
Accrued expenses and other liabilities	(12,692)	24,991
Operating right-of-use liability	(946)	(2,946)
Net cash provided by operating activities	50,877	47,365
Cash flows from investing activities
Purchase of property, plant and equipment	(17,188)	(10,636)
Refund of deposits for construction in progress	—	2,707
Capitalized software development costs	(8,218)	(8,571)
Purchase of marketable securities	(12,680)	(32,081)
Proceeds from sales and maturities of marketable securities	7,672	48,649
Proceeds from sale of business	361	624
Proceeds from sale of intangible assets	—	1,000
Net cash (used in) provided by investing activities	(30,053)	1,692
Cash flows from financing activities
Borrowings on line of credit	28,500	165,500
Repayments on line of credit	(28,500)	(140,500)
Payments on finance leases	(46)	(68)
Net cash paid for debt extinguishment	(26,144)	(128,534)
Payment of debt issuance costs	(25)	(379)
Proceeds from exercises of stock options	80	128
Value of equity awards withheld for tax liabilities	(2,941)	(2,291)
Net cash used in financing activities	(29,076)	(106,144)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(284)	41
Net decrease in cash, cash equivalents, and restricted cash	(8,536)	(57,046)
Cash, cash equivalents, and restricted cash, beginning of period	82,234	132,307
Cash, cash equivalents, and restricted cash, end of period	$73,698	$75,261

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Gross Profit	$73,798	$73,134	$216,974	$203,447
Gross Profit Margin %	38%	38%	40%	38%
Depreciation	5,299	4,679	15,137	14,135
Amortization of acquired intangible assets	2,100	1,977	6,039	5,877
Stock-based compensation	542	352	1,597	1,123
Non-GAAP Gross Profit	$81,739	$80,142	$239,747	$224,582
Non-GAAP Gross Margin % (1)	58%	58%	58%	57%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $142 million and $411 million for the three and nine months ended September 30, 2025, respectively, and $139 million and $396 million for the three and nine months ended September 30, 2024, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net (loss) income	$(1,241)	$413	$(9,912)	$(4,765)
Stock-based compensation	12,328	11,449	38,448	35,148
Amortization of acquired intangibles	4,633	4,436	13,485	13,133
Amortization of debt discount and issuance costs for convertible debt	278	311	854	1,180
Net cost associated with early lease terminations and leases without economic benefit	—	350	—	2,383
Net gain on extinguishment of debt	—	—	(1,082)	(10,267)
Non-recurring items not indicative of ongoing operations and other (1)	1,185	(957)	2,002	(828)
Estimated tax effects of adjustments (2)	(5,721)	(3,211)	(9,373)	(6,654)
Non-GAAP net income	$11,462	$12,791	$34,422	$29,330
Interest expense on Convertible Notes (3)	238	251	726	868
Numerator used to compute Non-GAAP diluted net income per share	$11,700	$13,042	$35,148	$30,198

Net (loss) income per share
Basic	$(0.04)	$0.02	$(0.33)	$(0.18)
Diluted	$(0.04)	$0.01	$(0.33)	$(0.18)

Non-GAAP net income per Non-GAAP share
Basic	$0.38	$0.47	$1.16	$1.09
Diluted	$0.36	$0.43	$1.10	$0.98

Weighted average number of shares outstanding
Basic	30,278,516	27,374,367	29,721,404	26,983,931
Diluted	30,278,516	28,615,520	29,721,404	26,983,931

Non-GAAP basic shares	30,278,516	27,374,367	29,721,404	26,983,931
Convertible debt conversion	1,478,379	1,779,025	1,537,847	2,503,118
Stock options issued and outstanding	17,324	25,021	20,247	28,785
Nonvested RSUs outstanding	510,590	1,216,132	811,839	1,430,317
Non-GAAP diluted shares	32,284,809	30,394,545	32,091,337	30,946,151
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $1.2 million of foreign exchange charges primarily related to balance sheet revaluations during the three and nine months ended September 30, 2025, and less than $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three and nine months ended September 30, 2025, respectively, (ii) $0.5 million of nonrecurring litigation expense and $0.1 million of losses on sale of business during the nine months ended September 30, 2025, and (iii) $1.0 million gain on the sale of an intangible asset during the three and nine months ended September 30, 2024, and less than $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three and nine months ended September 30, 2024, respectively.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 17.2% and 15.5% for the nine months ended September 30, 2025 and 2024, respectively. For the nine months ended September 30, 2025, the Non-GAAP effective income tax rate differed from the federal statutory tax rate of 21% in the U.S. primarily due to the research and development tax credits generated in 2025. We analyze the Non-GAAP valuation allowance position on a quarterly basis. As of September 30, 2025, we have no valuation allowance against our deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)

Adjusted EBITDA

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net (loss) income	$(1,241)	$413	$(9,912)	$(4,765)
Income tax benefit	(2,281)	(734)	(2,215)	(1,265)
Interest expense, net	498	1,025	1,533	1,090
Depreciation	9,208	7,989	26,173	24,005
Amortization	4,633	4,436	13,485	13,133
Stock-based compensation	12,328	11,449	38,448	35,148
Net cost associated with early lease terminations and leases without economic benefit	—	350	—	2,383
Net gain on extinguishment of debt	—	—	(1,082)	(10,267)
Non-recurring items not indicative of ongoing operations and other (1)	1,185	(957)	2,002	(828)
Adjusted EBITDA	$24,330	$23,971	$68,432	$58,634
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $1.2 million of foreign exchange charges primarily related to balance sheet revaluations during the three and nine months ended September 30, 2025, and less than $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three and nine months ended September 30, 2025, respectively, (ii) $0.5 million of nonrecurring litigation expense and $0.1 million of losses on sale of business during the nine months ended September 30, 2025, and (iii) $1.0 million gain on the sale of an intangible asset during the three and nine months ended September 30, 2024, and less than $0.1 million and $0.2 million of losses on disposals of property, plant and equipment during the three and nine months ended September 30, 2024, respectively.

Free Cash Flow

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$22,239	$20,464	$50,877	$47,365
Net cash used in investing in capital assets (1)	(9,104)	(6,219)	(25,406)	(19,207)
Free cash flow	$13,135	$14,245	$25,471	$28,158
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.